EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE 31-22

Starry Announces Second Quarter 2022 Results

Starry demonstrates solid execution against its business growth plan for the second consecutive quarter, showing strong year-over-year growth in customer relationships and its network

Boston, Mass. (August 9, 2022) – Starry Group Holdings, Inc. (NYSE: STRY) (the “Company” or “Starry”), a licensed fixed wireless technology developer and internet service provider, today reported full results for the second quarter of 2022. The results showed that Starry has continued to successfully execute on its business plan, delivering a strong increase in customer relationships and driving an increase in penetration of homes serviceable, all while improving the operating leverage in the business.

Additionally, Starry continued to expand the reach of its digital equity program, Starry Connect, growing the program to reach more than 77,400 units of public and affordable housing as of June 30, 2022, an increase of more than 14,300 in the quarter, all of which are automatically eligible for participation in the federal government’s Affordable Connectivity Program.

Second Quarter of 2022 Highlights

●
Revenue of $7.8 million, up 52.3% year-over-year.
●
Net Loss of $36.3 million, compared to a Net Loss of $38.6 million in the second quarter of 2021.
●
Adjusted EBITDA loss of $33.9 million, compared to an Adjusted EBITDA loss of $23.5 million in the second quarter of 2021.1
●
Capital expenditures were $20.8 million, compared to capital expenditures of $20.0 million in the second quarter of 2021.
●
Homes serviceable of 5.7 million at quarter end, up 19.6% year-over-year.
●
Customer relationships of 80,950 at quarter end, up 69.4% year-over-year. Net additions in the second quarter of 2022 were a record 9,703.
●
Penetration of homes serviceable increased by a record 42 bps year-over-year to 1.43%.

“Our team is laser-focused on execution and sustained growth and it shows in our numbers. For the second quarter in a row, our team has hit our customer growth and network expansion targets, even amidst challenging macroeconomic headwinds in what is acknowledged historically as a seasonally soft quarter for the industry,” said Chet Kanojia, Starry co-founder and CEO. “Our disciplined approach to driving efficiencies in our business through technology innovation has created a strong foundation to continue to accelerate and grow the business. With continued strong consumer demand and a pre-paid subscription model, Starry is strongly positioned to continue on its growth trajectory. Positive progress on capital raising continues and remains a top priority as we continue to successfully propel the company forward.”

Operational Highlights

●
Homes Serviceable: As of the end of the second quarter, homes serviceable were 5.7 million, an increase of 19.6% year-over-year. The growth in homes serviceable was due to network improvements and expansion in existing markets.
●
Customer Relationships: As of the end of the second quarter, customer relationships were 80,950, an increase of 69.4% year-over-year. The net additions in the quarter were a record 9,703. Starry saw growth in customer relationships in each of its six markets during the quarter.
●
Penetration of homes serviceable: The Company increased penetration by a record 42 bps year-over-year to 1.43% by focusing sales and marketing efforts primarily on multiple dwelling units where Starry equipment had previously been installed.
●
Launch of Las Vegas market: On July 27, 2022, Starry announced that it will launch a seventh market, Las Vegas, Nevada. Starry will launch service covering 500,000 households in the third quarter of 2022.

1 Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures and Other Business Metrics” at the end of this release for more information and reconciliations to the most directly comparable GAAP financial measures.

“Our team’s ability to consistently execute against our business goals gives us the confidence that we can continue to scale and accelerate our growth cadence on customer relationships, network deployment, customer satisfaction and continue to meaningfully expand digital access in underserved communities through Starry Connect and the Affordable Connectivity Program,” said Alex Moulle-Berteaux, Starry co-founder and Chief Operating Officer. “While we are laser-focused on goals and growing the business, our teams are also focused on delivering a service experience that delights, and it continues to show in our industry leading Net Promoter Scores. With Las Vegas on the horizon and a continued focus on efficient execution, I’m excited to see what this team can continue to achieve when it brings #HappyInterneting to the great state of Nevada.”

Financial Highlights

●
Revenue: Revenue increased 52.3% year-over-year as our net customer relationships grew 69.4%.
●
Cost of revenue: Cost of revenue increased by 55.6% year-over-year due to higher depreciation related to our network expansion as well as increased headcount and network service costs.
●
SG&A: SG&A expense increased by 56.8% year-over-year due to higher headcount, driven by network expansion and growth in customer relationships, public company costs and marketing expenses.
●
R&D: R&D expense increased by 20.6% year-over-year due to increased headcount costs to support the development of our network and equipment. We anticipate that R&D expense will grow at a reduced rate in future quarters.
●
Net Loss: Net Loss decreased to $36.3 million while Net Loss margin improved by nearly 300 percentage points year-over-year.
●
Adjusted EBITDA: Adjusted EBITDA loss increased to $33.9 million as we invested in our network, systems and staff to support growth in current and future quarters. The Adjusted EBITDA margin improved by nearly 25 percentage points year-over-year.
●
Capital expenditures: Capital expenditures increased by 4.3% year-over-year as we grew our network and customer relationships, and prepared for the Las Vegas market launch.
●
Cash: As of June 30, 2022, Starry had cash and cash equivalents of $99.7 million.
●
Debt: As of June 30, 2022, Starry had outstanding term debt of $224.5 million.

“Our strategic investments in technology development and our network operations, coupled with strong execution towards our business goals, puts the company on strong footing to realize steady increases in revenue, net income and EBITDA over time,” said Komal Misra, Starry Chief Financial Officer. “Home broadband access is essential and Starry’s value is resonating with customers as we see with increased penetration across our existing footprint. In these challenging macroeconomic conditions, execution matters and I’m proud that our team has hit our business goals for a second quarter in a row as a public company.”

Business Outlook

Starry continues to expect customer relationships to be greater than 100,000 at the end of full-year 2022, reflecting growth of at least 58% year-over-year. In addition, the Federal Communications Commission is in the final stages of its review of Starry's Rural Digital Opportunity Fund (“RDOF”) long form application and we are confident it will be granted in the near term. We included approximately seven months of RDOF regulatory revenue in our 2022 guidance provided on the first quarter earnings call and will provide an update once the FCC finalizes its process.

A short presentation discussing an analysis of Starry's building cohorts has also been added to the Investor Relations website.

Conference Call

Starry will host a conference call to discuss its financial results for the second quarter of 2022 on Tuesday, August 9, 2022 at 8:30 a.m. Eastern Time (ET).

Those parties interested in participating via telephone should dial one of the numbers below and enter the conference ID number 562273.

United States Toll Free: 1-844-200-6205

United States Local: 1-646-904 -5544

Other Locations: 1-929-526-1599

A live webcast of the conference call will be available on Starry’s Investor Relations website at https://investors.starry.com. A replay of the call will be available after 12:00 p.m. ET on the Investor Relations website. To automatically receive Starry financial news and updates, please subscribe to email alerts on the Investor Relations page.

###

About Starry Group Holdings, Inc.

At Starry (NYSE: STRY), we believe the future is built on connectivity and that connecting people and communities to high-speed, broadband internet should be simple and affordable. Using our innovative, wideband hybrid-fiber fixed wireless technology, Starry is deploying gigabit capable broadband to the home without bundles, data caps, or long-term contracts. Starry is a different kind of internet service provider. We’re building a platform for the future by putting our customers first, protecting their privacy, ensuring access to an open and neutral net, and making affordable connectivity and digital equity a priority. Headquartered in Boston, Starry is currently available in Boston, New York City, Los Angeles, Washington, DC, Denver and Columbus, OH. To learn more about Starry or to join our team and help us build a better internet, visit: https://starry.com.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding our strategy, competitive position and opportunities in the marketplace, and our anticipated business and financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ben Barrett, Starry

bbarrett@starry.com

investors@starry.com

Media Contact:

Mimi Ryals, Starry

mryals@starry.com

press@starry.com

STARRY GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$7,754	$5,091	$15,124	$9,614
Cost of revenues	(20,725)	(13,318)	(38,916)	(25,822)
Gross loss	(12,971)	(8,227)	(23,792)	(16,208)
Operating expenses:
Selling, general and administrative	(25,128)	(16,028)	(50,218)	(30,238)
Research and development	(7,810)	(6,476)	(16,037)	(12,418)
Total operating expenses	(32,938)	(22,504)	(66,255)	(42,656)
Loss from operations	(45,909)	(30,731)	(90,047)	(58,864)
Other income (expense):
Interest expense	(8,038)	(4,926)	(15,568)	(12,581)
Other income (expense), net	17,640	(2,897)	15,675	(8,155)
Total other income (expense)	9,602	(7,823)	107	(20,736)
Net loss	$(36,307)	$(38,554)	$(89,940)	$(79,600)
Net loss per share of common stock, basic and diluted	$(0.22)	$(1.06)	$(0.88)	$(2.19)
Weighted-average shares outstanding, basic and diluted	162,423,594	36,410,177	102,357,494	36,325,426

STARRY GROUP HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share data)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$99,682	$29,384
Accounts receivable, net	439	380
Deferred costs	—	7,049
Prepaid expenses and other current assets	10,576	7,079
Total current assets	110,697	43,892
Property and equipment, net	149,485	129,019
Intangible assets	48,463	48,463
Restricted cash and other assets	2,510	1,860
Total assets	$311,155	$223,234
Liabilities, redeemable shares and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$6,679	$6,832
Unearned revenue	2,577	1,630
Current portion of debt	1,861	1,504
Accrued expenses and other current liabilities	23,881	23,177
Total current liabilities	34,998	33,143
Debt, net of current portion	219,669	191,596
Earnout liabilities	9,321	—
Warrant liabilities	8,468	14,773
Asset retirement obligations	2,903	2,387
Other liabilities	19,084	12,412
Total liabilities	294,443	254,311
Redeemable shares	10,579	—
Stockholders’ equity (deficit):
Convertible preferred stock	—	453,184
Legacy common stock	—	4
Class A common stock	16	—
Class X common stock	1	—
Additional paid-in capital	597,427	17,106
Accumulated deficit	(591,311)	(501,371)
Total stockholders’ equity (deficit)	6,133	(31,077)
Total liabilities, redeemable shares and stockholders’ equity (deficit)	$311,155	$223,234

STARRY GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flow

(Unaudited)

(in thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating activities:
Net loss	$(36,307)	$(38,554)	$(89,940)	$(79,600)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	10,313	6,878	19,645	12,973
Paid-in-kind interest on term loans, convertible notes payable and strategic partner obligations	6,191	4,139	12,070	8,369
Amortization of debt discount and deferred charges	1,776	733	3,402	3,150
Conversion of debt discount	—	—	—	971
Loss on extinguishment of debt	—	—	—	2,361
Fair value adjustment of derivative liabilities	(17,636)	2,898	(19,559)	5,796
Recognition of distribution to non-redeeming shareholders	—	—	3,888	—
Loss on disposal of property and equipment	712	745	1,434	1,223
Share-based compensation	992	358	4,699	578
Transaction costs allocated to warrants and earnout liability instruments	—	—	314	—
Accretion of asset retirement obligations	75	48	144	89
Provision for doubtful accounts	11	(21)	24	2
Changes in operating assets and liabilities:
Accounts receivable	(55)	(28)	(84)	(106)
Prepaid expenses and other current assets	(4,236)	(1,666)	(3,494)	(2,141)
Deferred cost	168	(398)	—	(453)
Other assets	(369)	(5)	(649)	(14)
Accounts payable	(637)	(3,499)	(246)	(770)
Unearned revenue	944	80	947	541
Accrued expenses and other current liabilities	(5,068)	1	1,885	1,473
Other liabilities	—	2,000	4	2,000
Net cash used in operating activities	(43,126)	(26,291)	(65,516)	(43,558)
Investing activities:
Purchases of property and equipment	(20,834)	(19,969)	(37,584)	(29,985)
Net cash used in investing activities	(20,834)	(19,969)	(37,584)	(29,985)
Financing activities:
Proceeds from Business Combination, net of transaction costs	(3,236)	—	160,539	—
Repayment of note assumed in the Business Combination	—	—	(1,200)	—
Proceeds from the issuance of convertible notes payable and beneficial conversion feature on convertible notes	—	—	—	11,000
Proceeds from Strategic Partner Arrangement	208	563	3,932	1,994
Proceeds from exercise of common stock options	289	116	756	218
Proceeds from the issuance of Series E Preferred Stock, net of issuance costs	—	—	—	119,850
Proceeds from the issuance of term loans, net of issuance costs	—	—	10,000	—
Payments of third-party issuance costs in connection with Term Loans	—	—	(47)	—
Repayments of capital lease obligations	(312)	(180)	(582)	(373)
Net cash provided by financing activities	(3,051)	499	173,398	132,689
Net increase (decrease) in cash and cash equivalents and restricted cash:	(67,011)	(45,761)	70,298	59,146
Cash and cash equivalents and restricted cash, beginning of period	168,071	131,738	30,762	26,831
Cash and cash equivalents and restricted cash, end of period	$101,060	$85,977	$101,060	$85,977

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

	As of June 30,
	2022	2021
Addressable Households	9,691,029	9,691,029
Homes Serviceable	5,650,103	4,724,080
Customer Relationships	80,950	47,786
Penetration of Homes Serviceable	1.43%	1.01%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue (000s)	$7,754	$5,091	$15,124	$9,614
Average Revenue Per User (“ARPU”)	$33.96	$38.00	$34.96	$38.95
Net Loss (000s)	$(36,307)	$(38,554)	$(89,940)	$(79,600)
Net Loss margin	(468)%	(757)%	(595)%	(828)%
Adjusted EBITDA (000s)	$(33,850)	$(23,493)	$(61,662)	$(45,311)
Adjusted EBITDA margin	(437)%	(461)%	(408)%	(471)%

Reconciliations of Adjusted EBITDA and Adjusted EBITDA margin

We define Adjusted EBITDA as Net Loss, adjusted to exclude interest, tax, depreciation and amortization expense, unusual or non-recurring items, non-cash items and other items that are not indicative of ongoing operations (including one-time transaction related expenses, stock-based compensation expenses, loss on extinguishment of debt, the fair value adjustment of derivative liabilities and recognition of distribution to non-redeeming shareholders). We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA margin are frequently used by management, research analysts, investors and other interested parties to evaluate companies. Adjusted EBITDA and Adjusted EBITDA margin are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, Net Loss or Net Loss margin, the most directly comparable GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies.

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands)	2022		2021		2022		2021
Net Loss ($) and Net Loss margin (%)	$(36,307)	(468%)	$(38,554)	(757%)	$(89,940)	(595%)	$(79,600)	(828%)
Adjustments:
Add: Interest expense, net	8,033	104%	4,927	97%	15,563	103%	12,581	131%
Add: Depreciation and amortization expense	10,313	133%	6,878	135%	19,645	130%	12,973	135%
Add: Non-recurring transaction related expenses (1)	755	10%	—	—	4,042	27%	—	—
(Subtract)/Add: (Gain)/loss on fair value adjustment of derivative liabilities	(17,636)	(227)%	2,898	57%	(19,559)	(129)%	5,796	60%
Add: Recognition of distribution to non-redeeming shareholders	—	—	—	—	3,888	26%	—	—
Add: Loss on extinguishment of debt	—	—	—	—	—	—	2,361	25%
Add: Stock-based compensation	992	13%	358	7%	4,699	31%	578	6%
Adjusted EBITDA ($) and Adjusted EBITDA margin (%)	$(33,850)	(437%)	$(23,493)	(461%)	$(61,662)	(408%)	$(45,311)	(471%)

(1) We add back expenses that are related to transactions that occurred during the period that are expected to be non-recurring, including mergers and acquisitions and financings. Generally these expenses are included within selling, general and administrative expense in the statement of operations. For the six months ended June 30, 2022, such transactions comprised of the Business Combination, the sale of the PIPE shares, the sale of the Series Z Preferred Stock shares, the registration for resale of both Class A common stock and private placement warrants as well as other financing costs.